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                                                                    EXHIBIT 10.8



                                      LEASE

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                               EGRET REALTY CORP.



                                                                        Landlord



                                       to



                               EKLOF MARINE CORP.



                                                                          Tenant


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THIS LEASE, dated the 30th day of April 1999
Between EGRET REALTY CORP., a New York corporation,
     191 Crystal Avenue, Staten Island, New York 10302,

                     hereinafter referred to as the Landlord, and

     EKLOF MARINE CORP., a New York corporation,
     3245 Richmond Terrace, Staten Island, New York 10303,

                     hereinafter referred to as the Tenant,

PREMISES

WITNESSETH: That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premises described as follows, situated in the Borough of Staten Island, County of Richmond and State of New York, as more particularly described in Paragraph 31 of the Rider annexed hereto, including office facilities, all piers and docks, lands under water and upland adjacent to the piers and docks.

TERM

     The term of this demise shall be as set forth in Paragraph 30D of the Rider annexed hereto.

RENT

     The rent for the demised term shall be as set forth in Paragraph 30A of the Rider annexed hereto.

PAYMENT OF RENT

     The said rent is to be payable monthly in advance on the first day of each calendar month for the term hereof, in installments as set forth in Paragraph 30C of the Rider attached hereto.

At the office of the Landlord.
Or as may be otherwise directed by the Landlord in writing.

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     THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:

PEACEFUL POSSESSION

     FIRST.--The Landlord covenants that the Tenant, on paying the said rental and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid.

PURPOSE

     SECOND.--The Tenant covenants and agrees to use the demised premises as a general office, marine terminal and marine repair facility and for any other lawful purpose,


and agrees not to use or permit the premises to be used for any other purpose without the prior written consent of the Landlord endorsed hereon.

DEFAULT

     THIRD.--The Tenant shall, without any previous demand therefor, pay to the Landlord, or its agent, the said rent at the times and in the manner above provided. In the event of the non-payment of said rent, or any installment thereof, at the times and in the manner above provided, and if the same shall remain in default for thirty days after written notice from Landlord that the same is due and unpaid or if the Tenant shall be dispossessed for non-payment of rent, or if the leased premises shall be deserted or vacated, and the rent has not been paid, the Landlord or its agents shall have the right to and may enter the said premises as the agent of the Tenant, and may relet the premises as the agent of the Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the premises under this lease shall be forfeited. Such re-entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this lease. For the purpose of reletting, the Landlord shall be authorized to make such repairs or alterations in or to the leased premises as may be necessary to place the same in good order and condition. The Tenant shall be liable to the Landlord for the cost of such repairs or alterations, and all reasonable expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this lease, the Landlord, at its option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant in advance for the entire deficiency to be realized during the term of the reletting (in which case such sum shall be discounted to present value at a rate of 10%). The Tenant shall not be entitled to any surplus accruing as a result of the reletting. The Landlord is hereby granted, a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of the Tenant in or upon the demised premises excluding only vessels and maritime equipment, to secure payment of the rent and performance of the covenants and conditions of this lease. The

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Landlord shall have the right, as agent of the Tenant, to take possession of any furniture, fixtures or other personal property of the Tenant found in or about the premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this lease. The Tenant agrees to pay, as additional rent, all reasonable attorney's fees and other expenses incurred by the Landlord in enforcing any of the obligations under this lease. Notwithstanding anything in this section "Third" to the contrary, for purposes of calculating Landlord's damages hereunder, Tenant shall be deemed to have exercised its termination date as of the earliest possible date following its default.

SUB-LETTING AND ASSIGNMENT

     FOURTH.--The Tenant shall not sub-let the demised premises nor any portion thereof, nor shall this lease be assigned by the Tenant without the prior written consent of the Landlord endorsed hereon which consent shall not be unreasonably withheld or delayed; provided that Landlord's consent shall not be required in connection with a sublet or assignment (i) to any affiliate of Tenant, (ii) to any entity purchasing all or substantially all of the stock or assets of Tenant or (iii) to any entity that succeeds to Tenant's interest by merger or reorganization.

CONDITION OF PREMISES, REPAIRS

     FIFTH.--The Tenant has examined the demised premises, and accepts them in their present condition (except as otherwise expressly provided herein) and without any representations on the part of the Landlord or its agents as to the present or future condition of the said premises except as provided herein. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease, without compensation to the Tenant. The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. If this lease covers premises, all or a part of which are on the ground floor, the Tenant further agrees to keep the sidewalks in front of such ground floor portion of the demised premises clean and free of obstructions, snow and ice.

MECHANICS' LIENS

     SIXTH.--In the event that any mechanics' lien is filed against the premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after thirty days' notice to the Tenant, may terminate this lease and may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien, as additional rent hereunder.

GLASS

     SEVENTH.--The Tenant agrees to replace at the Tenant's expense any and all glass which may become broken in and on the demised premises after the date hereof.

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LIABILITY OF LANDLORD

     EIGHTH.--The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the demised premises, by reason of any existing or future condition, defect, matter or thing in said demised premises or the property of which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the said property. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons, first occurring in or about the demised premises after the date hereof except if due to Landlord's gross negligence or willful misconduct. Landlord shall indemnify, defend and hold Tenant harmless from all claims and liability for losses of or damage to property or injuries to persons arising out of Landlord's gross negligence or willful misconduct.

SERVICES AND UTILITIES

     NINTH.--Utilities and services furnished to the demised premises for the benefit of the Tenant shall be provided and paid for as follows: water by the Tenant; gas by the Tenant; electricity by the Tenant; heat by the Tenant; refrigeration by the Tenant; hot water by the Tenant; sewer by the Tenant.

RIGHT TO INSPECT AND EXHIBIT

     TENTH.--The Landlord, or its agents, shall have the right upon prior written notice to Tenant, to enter the demised premises at reasonable hours in the day or night to examine the same, or to make such repairs, additions or alterations or run telephone wires as it shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (there being no obligation, however, on the part of the Landlord to make any such repairs, additions or alterations), or during regular business hours to exhibit the same to prospective purchasers and put upon the premises a suitable "For Sale" sign. For three months prior to the expiration of the demised term, the Landlord, or its agents, may similarly exhibit the previous prospective tenants, and may place the usual "To Let" signs thereon.

DAMAGE BY FIRE, EXPLOSION, THE ELEMENTS OR OTHERWISE

     ELEVENTH.--In the event of the destruction of the demised premises or the building containing the said premises by fire, explosion, the elements or otherwise during the term hereby created or such partial destruction thereof so as to render the premises wholly untenantable or unfit for occupancy or should the demised premises be so badly damaged that the same cannot be repaired within 180 days from the happening of such damage, then and in that event the term hereby created shall at the option of either the Landlord or Tenant be terminated. If the damage to the property can be repaired in less than 180 days, Landlord shall be required to make such repairs and the rent will be equitably adjusted until any and all such repairs are completed; if the building is damaged but the piers are intact and can be repaired within 180 days, Landlord shall be required to repair such piers and the rent shall be equitably adjusted until any and all such repairs are completed.

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OBSERVATION OF LAWS, ORDINANCES, RULES AND REGULATIONS

     TWELFTH.--The Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Tenant in the demised premises.

SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST

     FOURTEENTH.--This lease shall be subject and is hereby subordinated to all present and future mortgages or deeds of trust affecting the demised premises or the property of which said premises are a part provided that Landlord shall obtain from such mortgagees or other lienholders an acceptable nondisturbance agreement in favor of Tenant as a condition thereof. Landlord shall obtain a nondisturbance agreement from any existing leader as of the date hereof. The Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.

VIOLATION OF COVENANTS, FORFEITURE OF LEASE, RE-ENTRY BY LANDLORD

     SEVENTEENTH.--In case of violation by the Tenant of any of the covenants, agreements and conditions of this lease, and upon failure to discontinue such violation within fifteen days after notice thereof given to the Tenant (or such longer period of time as shall be reasonably necessary to cure such default provided Tenant is using good faith efforts to cure the same), this lease shall thenceforth, at the option of the Landlord, become null and void, and the Landlord may re-enter without further notice or demand. The rent in such case shall become due, be apportioned and paid on and up to the day of such re-entry, and the Tenant shall be liable for all loss or damage resulting from such violation as aforesaid. No waiver by the Landlord of any violation or breach of condition by the Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the Tenant before the Landlord shall exercise its option under this paragraph operate to defeat the right of the Landlord to declare this lease null and void and to re-enter upon the demised premises after the said breach or violation.

NOTICES

     EIGHTEENTH.--All notices and demands, legal or otherwise, incidental to this lease, or the occupation of the demised premises, shall be in writing. If the Landlord or its agent desires to give or serve upon the Tenant any notice or demand, it shall be sufficient to send a copy thereof by registered mail, addressed to the Tenant at the demised premises. Notices from the Tenant to Landlord shall be sent by registered mail or delivered to the Landlord at the place hereinbefore designated for the payment of rent, or to such party or place as the Landlord may from time to time designate in writing.

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BANKRUPTCY, INSOLVENCY, ASSIGNMENT FOR BENEFIT OF CREDITORS

     NINETEENTH.--It is further agreed that if at any time during the term of this lease the Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the Tenant and the same is not dismissed or removed by Tenant within 60 days, then the Landlord may, at its option, terminate this lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of the Tenant or the Tenant's estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the Tenant, or the Tenant's legal representatives.

HOLDING OVER BY TENANT

     TWENTIETH.--In the event the Tenant shall remain in the demised premises after the expiration of the term of this lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at the rate provided herein as effective during the last month of the demised term.

EMINENT DOMAIN, CONDEMNATION

     TWENTY-FIRST.--If the entire property or any material part thereof shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this lease, at the option of the Landlord or Tenant shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking. Other than for the value of its trade fixtures and moving expenses and the unamortized cost of the leasehold alterations from the time such alterations were made over the remaining term of the Lease, including any renewal terms. In the event of any partial taking not involving termination, the rent payable hereunder shall be equitably reduced to reflect the diminished premises.

ARBITRATION

     TWENTY-THIRD.--Any dispute arising under this lease shall be settled by arbitration. The Landlord and Tenant shall each choose an arbitrator, and the two arbitrators thus chosen shall select a third arbitrator. The findings and award of the three arbitrators thus chosen shall be final and binding on the parties hereto.

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DELIVERY OF LEASE

     TWENTY-FOURTH.--No rights are to be conferred upon the tenant until this lease has been signed by the Landlord, and an executed copy of the lease has been delivered to the Tenant.

LEASE PROVISIONS NOT EXCLUSIVE

     TWENTY-FIFTH.--The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

LEASE BINDING ON HEIRS, SUCCESSORS, ETC.

     TWENTY-SIXTH.--All of the terms, covenants and conditions of this lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     TWENTY-SEVENTH.--This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by the war.

     TWENTY-EIGHTH.--This instrument may not be changed orally.

     TWENTY-NINTH.--Annexed hereto and made a part hereof is a Rider containing Paragraph 30 through 41.

     IN WITNESS WHEREOF, the said Parties have hereunto set their hands and seals the day and year first above written

                                           EGRET REALTY CORP.


                                           By: /s/ Douglas Eklof          (SEAL)
                                              ----------------------------
                                                      President
Witness:

/s/ Rick Falcinelli                        EKLOF MARINE CORP.
----------------------------------


/s/ [ILLEGIBLE]                            By: /s/ Timothy J. Casey       (SEAL)
----------------------------------            ----------------------------
                                                      President

                                      - 8 -
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                           Rider to Lease Dated as of

                                 April 30, 1999

                                   - Between -

                               EGRET REALTY CORP,

                                     - and -

                               EKLOF MARINE CORP.


30.  A.   It is the intention of the Landlord and the Tenant that the rent herein specified shall be net to the Landlord in each year during the term of this lease. Accordingly, all costs, expenses and obligations of every kind relating to the operation of the leased property (except as otherwise specifically provided in this lease) which may arise or become due during the term of this lease shall be paid by the Tenant, and the Landlord shall be indemnified by the Tenant against such costs, expenses and obligations. The net rent shall be paid to the Landlord without notice or demand and without abatement, deduction or setoff (except as otherwise specifically provided in this Lease). The net rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the term of this lease. The rent shall be at the rate of $399,996.00 per annum provided, however, that for the first five years of the term the rent shall be at the rate of $351,996 per annum.

     B. The Tenant shall pay when due all real estate taxes and sewer and water taxes covering the demised premises during the term of the Lease. Landlord shall furnish to the Tenant copies of the bills and Tenant shall pay to Landlord all tax sums due within fifteen (15) days of receipt of the tax bills. Such taxes shall be prorated in the event the Lease begins or ends within any fiscal year of the taxing authority. Tenant shall only be responsible for that portion of any assessments, payable in installments, which become due during the term of the Lease.

     C. The rent shall be paid in equal monthly installments of $33,333.00 per month ($29,333 per month for the first five years) in advance on the first day of each calendar month for the term hereof. The rent shall be set off by monthly payments, due to Eklof from Egret of $12,946.35 pursuant to a note from Egret to Eklof as holder dated April 30, 1999, until the note is paid.

     D. The term of this net Lease shall commence on April 30, 1999 and continue for a period of ten (10) years terminating on April 29, 2009. Tenant may, however, cancel the lease effective any time after five (5) years upon 30 days prior notice. In addition, Tenant shall have an option upon 30 days prior notice to extend the lease for two periods of ten (10) years each. In the event Tenant makes late payment of rent for a month then

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Tenant shall pay a late payment penalty equal to 0.5% of the payment in question. In the event Eklof Marine Corp. makes early cancellation of the lease then Tenant shall be penalized by forfeiture of the balance due on the 3245 Note due from Landlord at the time of cancellation but otherwise shall have no further liability to Landlord hereunder.

     E. Tenant agrees to indemnify and hold harmless the Landlord from and against any loss, cost, liability and expense of any nature whatsoever, including reasonable attorneys' fees and disbursements, which may arise in connection with the Tenant's failure to surrender the Premises upon the expiration of the Term, including any claims by any succeeding tenant unless otherwise agreed by Landlord under Paragraph 32C or otherwise.

31.  The premises demised consist of the following parcels:

          PARCEL A (Block 1208, Lot 24) is described as follows: All that certain piece or parcel of land situate, lying and being in the Borough of Staten Island, City and State of New York, bounded and described as follows:

          Beginning at a point on the Northerly record line of Richmond Terrace, distant 1615.25 feet Westerly of the intersection of the Southerly line of Harbor Road Extension and the Northerly record line of Richmond Terrace. Said point of beginning being further described as having the coordinates of South 6587.184 and West 33874.887.

          Running thence N 63 DEG. 28'59"W and along the Northerly record line of Richmond Terrace, 211.53 feet; thence N
          64 DEG. 58'50"W and still along said Northerly record line of Richmond Terrace, 52.51 feet; thence the following bearings and distances:

          N 24 DEG. 29'5" E                          50.11 feet

          N 71 DEG. 19'44" E                         72.72 feet

          N 43 DEG. 04'23" E                         61.69 feet

          N 03 DEG. 36'16" W                         41.95 feet

          N 86 DEG. 23'44" E                         68.00 feet

          N 07 DEG. 06"11" E                         530.93 feet to the

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          Pier and Bulkhead Line as approved by the Secretary of War
          January 4, 1890; thence S 55 DEG. 44' 32" E and along said Pier and Bulkhead Line, 94.70 feet; thence the following bearings and distances:

          S 06 DEG. 24'34" W                         627.28 feet

          S 00 DEG. 43'26" E                         72.29 feet

          S 33 DEG. 06'27" W                         64.06 feet to the

          Northerly record line of Richmond Terrace and the point or place of beginning.

          Subject to the widening of Richmond Terrace as adopted by the City of New York, January 10, 1974.

          Containing 92,362 sq. ft. or 2.1203 acres.

          Together with a 2 story building on the premises known as 3245 Richmond Terrace.

          Coordinates and bearings are in the system as established by the United States Coast and Geodetic Survey for the Borough of Staten Island.

          PARCEL B (Block 1208, Lot 26) is described as follows: All that certain piece or parcel of land situate, lying and being in the Borough of Staten Island, City and State of New York, bounded and described as follows:

          Beginning at a point on the Northerly record line of Richmond Terrace, distant 1879.29 feet Westerly of the intersection of the Southerly line of Harbor Road Extension and the Northerly record line of Richmond Terrace. Said point of beginning being further described as having the coordinates of South 6424.936 and West 34090.966.

          Running thence N 64 DEG. 58'50"W and along the Northerly record line of Richmond Terrace, 120.55 feet; thence
          N 69 DEG. 29'05"W and still along said Northerly record line of Richmond Terrace, 11.85 feet; thence the following bearings and distances:

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          N 29 DEG. 45'23" E                         308.41 feet

          N 40 DEG. 24'55" E                         25.00 feet

          N 07 DEG. 06'11" E                         455.72 feet to the

          Pier and Bulkhead Line as approved by the Secretary of War January 4, 1890; thence S 55 DEG. 44' 32" E and along said Pier and Bulkhead Line, 190.43 feet, thence the following bearings and distances:

          S 07 DEG. 06'11" W                         530.93 feet

          S 86 DEG. 23'44" E                         68.00 feet

          S 03 DEG. 36'16" W                         41.95 feet

          S 43 DEG. 04'23" W                         61.69 feet

          S 71 DEG. 19'44" W                         72.72 feet

          S 24 DEG. 29'50" W                         50.11 feet to the

          Northerly record line of Richmond Terrace and the point or place of beginning.

          Subject to the widening of Richmond Terrace as adopted by the City of New York, January 10, 1974.

          Containing 131,073 sq. ft. or 3.0549 acres.

          Coordinates and bearings are in the system as established by the United States Coast and Geodetic Survey for the Borough of Staten Island.

32.  A.   Tenant's obligation to pay rent shall begin on the 29th day of May
1999. Landlord may apply any payment by Tenant of rent hereunder against any item(s) or portion(s) thereof of rent then remaining unpaid and any designation by Tenant as to the application of amounts paid by Tenant under this Lease shall not bind Landlord in any manner whatsoever.

     B. If the Tenant shall fail to pay rent, in whole or in part, on or before the seventh day of any month during which the same shall become due (including insurance, taxes or other charges), Tenant shall pay Landlord late charges computed in accordance with paragraph 30D above. All late charges shall be deemed rent and be payable by Tenant as they accrue, and Landlord shall have all rights with respect to the non-payment of late charges as Landlord has with respect to the non-payment of all other rent due hereunder. The Landlord's demand for and collection of late charges shall not be deemed a waiver of any remedies that Landlord may have

                                      - 4 -
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under this Lease by summary proceedings or otherwise. Rent shall be deemed received (a) when delivered to the Landlord, if the Tenant's representative shall personally deliver the same to Landlord's office, (b) on the date of the official U.S. Postal Service postmark stamped on the envelope in which the rent is enclosed, if Tenant shall mail the same to the Landlord, or (c) on the date delivered if by recognized overnight delivery service.

     C. If the Tenant shall fail to vacate and surrender the premises on the last day of the term without Landlord's permission, Tenant shall pay Landlord monthly rent at a rate equal to 150% of the rent payable during the last month of the term, subject to all of the other terms of this Lease insofar as they apply to a month-to-month tenancy. The application of this section shall under no circumstances be deemed to establish a month-to-month or other form of tenancy in favor of Tenant.

     D. If Landlord shall institute summary proceedings for the non-payment of rent and is successful, Tenant shall pay Landlord's reasonable attorneys' fees. Such fee shall be deemed rent and Landlord, at its option, may include such amount in said proceedings as an unpaid item.

     E. Landlord's acceptance of rent from any person or entity other than Tenant shall not be deemed to establish a tenancy of any nature with such party unless Landlord shall so elect in writing, nor shall the same relieve Tenant from any of its obligations under this Lease except to the extent of any sums so retained by Landlord.

     F. If Tenant shall fail to pay rent when due and such failure shall continue for 30 days after notice from Landlord, then Landlord shall be entitled to terminate this Lease and Landlord shall be entitled to recover the amount by which the present value of the rent due for the remainder of the then current term (assuming that Tenant has exercised any right of early termination of the earliest possible time) exceeds the greater of the amount of rent or other earnings Landlord receives in respect of the demised premises and the present value of the fair market rental value of the premises for such period of time.

33.  A.   At its own cost, Tenant shall obtain insurance against claims for personal injuries and property damage under a policy of Commercial General Liability (and Bumbershoot Liability or other Excess policy forms), with limits of not less than $10,000,000 per occurrence in respect of personal injuries, and $50,000 per occurrence in respect of personal injuries, and $50,000 per occurrence for fire damage.

     B. At its own cost, Tenant shall obtain all-risk casualty insurance on the leased premises described herein. Such policy coverage shall include but not be limited to losses from: fire, vandalism, malicious mischief, flood, earthquake, backup of sewers and drains, sprinkler, leakage, and other extended coverage type perils. Tenant's policy shall have blanket limits of not less than $4,750,000 and shall name both Tenant and Landlord as Loss Payees, as their interests appear.

                                      - 5 -
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     C.   At its own cost Tenant shall maintain Workers Compensation coverage for its employees in accordance with New York State and/or U.S. Longshore & Harborworkers Act statutes, as applicable.

     D. At its own cost Tenant shall obtain Business Automobile Liability insurance with limits of not less than $1,000,000 per occurrence.

     E. Tenant shall obtain the insurance policies described in A through D above at its sole cost, and shall maintain such policies in full force and effect throughout the term of this lease and any extensions thereto. All such insurance shall be issued by insurance companies having an A.M. Best's "A" rating or equivalent, and licensed to do business in the State of New York. If Tenant shall fail to procure, place and/or maintain any such insurance policy and/or pay any and all premiums and charges therefor, Landlord may (but shall not be obligated to) do so, and in such event Tenant shall pay the amount thereof, plus an administrative charge equal to ten (10%) percent of such amount, as rent to Landlord on demand.

     F. Each policy of insurance which Tenant is required to maintain under this Lease shall clearly specify by endorsement that (a) such policy may not be cancelled or materially charged in any manner which affects the Landlord's interests thereunder without thirty (30) days prior written notice to Landlord by certified or registered mail, return receipt requested, and (b) the policy is taken out at the request of Tenant, which is responsible for all premiums on said policy.

     G. Tenant acknowledges and agrees that if any loss or damage to the premises covered by the aforementioned policies shall occur, Tenant shall pay the deductible and/or coinsurance, if any.

     H. Each of the aforementioned policies shall name Landlord as a party insured, subject to agreement by the insurer. If such agreement cannot be obtained, then Landlord shall be named an additional assured, and the policy or policies shall be endorsed to provide a waiver of the insurer's rights of subrogation against Landlord.

     I. No later than twenty (20) days following the commencement of this Lease, Tenant shall furnish Landlord with certificates confirming the foregoing insurance contracts, each of which shall provide for thirty (30) days' written notice to Landlord of cancellation or material modification thereof.

34. Anything to the contrary notwithstanding, Tenant, at its own cost and expense, shall take good care of the demised premises, the equipment thereof, and keep the same in good and substantial repair and condition, and shall make and do all repairs of any and every kind and nature that may be necessary or required to the exterior, interior, sidewalks, doors, plumbing and electrical systems, heating and cooling units, piers, wharves, pilings and bulkheads, roof, windows and window guards of the demised premises, regardless of the extent thereof and

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whether the same be structural, ordinary, extraordinary or of any other nature, and regardless of how the same may be necessitated; and shall, in the event anything required to be repaired becomes too worn to be repaired, replace and renew the same with like kind and quality so that at all times the demised premises shall be in substantially the same order, condition and repair as exists as of the date hereof, reasonable wear and tear and damage by casualty excepted; provided, however, that Landlord shall be solely responsible for making any repairs or replacements necessitated by Landlord's gross negligence or willful misconduct at its sole cost and expense and provided further that with respect to any structural or capital repairs or replacements as a result of any condition which impairs the use of the premises, Landlord shall be responsible for 100% of such repairs during the first year of the initial term of the Lease, decreasing by 10% during each subsequent year to zero at the end of the initial term. Nothing contained in this Lease shall be deemed or construed to impose on the Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the demised premises or any part thereof, and at the expiration or sooner termination of this Lease, the Tenant will surrender and deliver up to Landlord possession of the leased premises in as good order and condition as at the commencement of the term hereof, reasonable wear and tear expected.

          Subject as aforesaid, the Tenant shall also put, keep and maintain the piers, wharves, pilings and bulkheads of the premises in the same condition as received at the commencement of this lease, reasonable wear and tear and damage by casualty excepted.

35.  A.   Tenant, at its own cost and expense, shall have the right to make alterations and additions to the demised premises, provided the same are made in good, workmanlike manner, in full compliance with all applicable municipal, state, federal and departmental ordinances, statutes, regulations, codes and orders, and Tenant does not suffer any lien, mechanical or otherwise, to be filed against the demised premises or the premises of which the demised premises are a part, and if any are filed, cause the same to be removed by bond within thirty (30) days after filing, to wit:

          (i) If the alterations are structural, the specifications and plans for such alterations are to be approved by the Landlord prior to construction, which consent shall not be unreasonably withheld.

          (ii) All of said alterations, additions and systems (other than trade fixtures of Tenant or personalty) shall become the property of the Landlord without payment or offset, and be surrendered with the premises at the expiration of this Lease. However, if the Landlord elects otherwise by serving on Tenant a written notice at the time it approves Tenant's plans and specifications, such alterations, additions and systems as the Landlord shall elect shall be removed by the Tenant, and Tenant, at its own cost and expense, shall restore the premises to a good, safe condition prior to the expiration or other termination of the term of this Lease.

     B. No approval of alterations by Tenant shall in any way be deemed to be an agreement by Landlord that such alterations comply with applicable legal or insurance carrier

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requirements. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant, and that no mechanic's or other lien for such labor or materials shall attach to or affect any interest of Landlord.

36. Tenant shall maintain the heating and air conditioning system in good working order, normal wear and tear expected, and deliver them in such condition at the expiration or other termination of this Lease. Benefit of warranties will be provided to both Tenant and Landlord. Landlord hereby represents and warrants to Tenant that, as of the date hereof, the premises including all buildings and improvements constructed thereon (i) are in good operating condition, and free of any defects and (2) are in compliance with all applicable laws, codes, ordinances and governmental regulations.

37. If the Tenant shall default (a) in the timely payment of rent and such default shall continue or be repeated for two (2) consecutive months or for a total for four (4) months in any period of twelve (12) months, or (b) in the performance of any particular term, condition or covenant of this Lease more than six times in any period of six (6) months, then, notwithstanding that such defaults shall have each been cured within the applicable grace periods under this Lease, if any, any further similar default shall be deemed to be deliberate and Landlord thereafter may terminate this Lease on ten (10) days' written notice to Tenant, without affording Tenant an opportunity to cure such further default.

38. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

39. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

40. No interruption or malfunction of any utility services for any cause whatsoever shall constitute an eviction or disturbance of Tenant's use and possession of the premises, or a breach by Landlord of any of its obligations hereunder or render Landlord liable for any damages (including, without limitation, consequential and special damages), or entitle Tenant to be relieved from any of its obligations hereunder (including, without limitation, the obligation to pay rent), or grant Tenant any right of setoff or recoupment unless such interruption or malfunction is due to Landlord's gross negligence or willful misconduct. In the event of any such interruption of any such services, Landlord shall use reasonable diligence to restore such service in any circumstances in which such interruption is caused by Landlord's fault.

41. In the event the Landlord desires to sell the subject premises, the Landlord, upon receipt of a bona fide offer from a third party shall give notice to the Tenant at the address set forth above of such third party offer and the Tenant may within fifteen (15) days of receipt of said

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notice submit to Landlord a bona fide counteroffer for the acquisition of the subject premises. If the Tenant fails to exercise its right of first refusal within the fifteen (15) days provided for, then Landlord may sell to a third party without further notice to the Tenant.

                                        EGRET REALTY CORP.


                                        By: /s/ Douglas Eklof
                                           -------------------------------------
                                                    President


                                        EKLOF MARINE CORP.


                                        By: /s/ Timothy J. Casey
                                           -------------------------------------
                                                    President

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